Exhibit 99.1

FOR IMMEDIATE RELEASE
January 25, 2006
For more information:
Mary C. Buhay
Senior Vice President, Corporate Communications
Medialink Worldwide Incorporated
Tel: (212) 682 8300
mbuhay@medialink.com

MEDIALINK APPOINTS BITPASS CEO DOUGLAS S. KNOPPER TO BOARD

Addition of Former DoubleClick Executive Re-establishes Board Membership at Nine

NEW YORK, January 25, 2006 - Medialink Worldwide Incorporated (Nasdaq: MDLK), a global leader in providing news and media services for professional communicators, announced today that Douglas S. Knopper, Chief Executive Officer of BitPass, Inc., was appointed to the Company’s board of directors.

The addition of Knopper, 44, brings to nine the number of directors serving on the Medialink board after the previously announced resignation of J. Graeme McWhirter. Knopper will complete McWhirter’s term, which was set to expire at Medialink’s 2006 annual meeting, and will stand for election for a full three-year term at that time.

Knopper brings more than two decades of experience in marketing, media and technology, including responsibility for financial and operational performance for businesses serving online advertisers and publishers. Named as one of “50 Online People to Know” by MEDIA Magazine in 2004, Knopper was recently appointed Chief Executive Officer of BitPass, the provider of an innovative commerce platform for digital content and services that is based in Menlo Park, California.

Prior to BitPass, Knopper was Senior Vice President and General Manager of DoubleClick, a provider of digital advertising technology and services, where he directed business and product development for the company’s portfolio of agency and advertiser solutions. Previously, Knopper supervised advertising campaigns at Lowe and Partners, TBWA/Chiat Day and J. Walter Thompson. Knopper earned his Masters of Business Administration from Georgetown University and holds a Bachelor of Arts degree, with honors, from the University of Michigan.

“In today’s digital world, savvy corporate communicators and marketers must align themselves with a global partner like Medialink, which is uniquely positioned to provide strategies and technology that can enhance the efforts of public relations, marketing, advertising, and media programming,” said Knopper. “The Medialink brand name is synonymous with leadership in innovation and high-quality performance for its clients the world over. I look forward to this opportunity to help guide the future direction of Medialink, as it swiftly leverages exciting trends in audience consumption of news, advertising, entertainment, and other rich media information.”

“We are exceedingly pleased to have Doug join Medialink’s board of directors,” stated Laurence Moskowitz, chairman, president and chief executive officer of Medialink. “The Company certainly will tap into the powerful combination of Doug’s expertise in monetizing digital content and services, and his understanding of how to create the optimal online experience for advertisers, marketers and web publishers.”

With the appointment of Knopper, the members of Medialink’s board of directors (in alphabetical order) are as follows:

Bruce Bishop, chief financial officer, Text 100, New York
Harold Finelt, venture partner, American Research & Development, Boston
John M. Greening, associate professor and director, graduate program at The Medill School of Journalism, Northwestern University, Chicago
Donald Kimelman, director, Venture Fund, The Pew Charitable Trust, Philadelphia
Douglas S. Knopper, chief executive officer, BitPass, Menlo Park, Calif.
Catherine Lugbauer, principal, Kelly & Lugbauer, Cumberland, R.I.
Laurence Moskowitz, chairman, president and chief executive officer, Medialink, New York
James J. O'Neill, private financial consultant, New Rochelle, N.Y
Theodore Wm. Tashlik, member, Tashlik, Kreutzer, Goldwyn & Crandell P.C., Great Neck, N.Y.

About Medialink:

Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiary, Teletrax™, Medialink also provides global television tracking and media asset management services to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things: our recent history of losses; our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; future acquisitions or divestitures, which may adversely affect our operations and financial results; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.